Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q2’14 RESULTS

Tempe, AZ – July 30, 2014 — Mobile Mini, Inc. (NASDAQ GS: MINI), the world’s leading supplier of portable storage solutions, today reported actual and adjusted financial results for the quarter ended June 30, 2014. Total revenues were $106.5 million and leasing revenues were $98.0 million, up from $97.1 million and $88.0 million, respectively, for the same period last year. The Company’s second quarter net income was $9.3 million, or $0.20 per diluted share, compared to a net loss of $14.4 million, or $0.32 per diluted share, respectively, for the second quarter of 2013. Prior year results included a charge of $40.2 million related to the impairment of certain leasing and other assets determined to be either non-core or uneconomic to repair. On an adjusted basis, second quarter net income was $10.8 million, or $0.23 per diluted share, compared to $11.7 million, or $0.25 per diluted share, respectively, for the second quarter of 2013.

Adjusted EBITDA was $36.0 million and adjusted EBITDA margin was 33.8% for the second quarter of 2014.

Second Quarter 2014 Highlights

•	Grew leasing revenues 11.4% year-over-year.

•	Drove second quarter sequential rental rates 2.3% higher than first quarter 2014 levels.

•	Increased rental rates by 7.6% year-over-year, with new units delivered at a 14.0% higher rate than the previous year.

•	Improved yield over the previous year by 11.5% to an all-time high of $689 per unit.

•	Achieved an adjusted EBITDA margin of 33.8%, while continuing to invest in repairs and maintenance associated with increased deliveries and repositioning assets to high utilization markets, resulting in incremental expense of approximately $4 million, or 4% of revenues.

•	Increased average fleet utilization to 66.6% from 62.0% in the second quarter of 2013.

•	Delivered free cash flow of $23.2 million compared to $18.3 million for the same period last year, making this quarter the 26th consecutive quarter of positive free cash flow.

•	Purchased two portable storage businesses effective June 30, 2014 and sold the Belfast, Northern Ireland location.

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, commented, “I am very pleased with our strong double-digit year-over-year increase in leasing revenues, especially considering that we implemented a major reorganization of our sales force during the quarter. In addition, excluding our incremental investments in fleet repairs and repositioning, we produced an adjusted EBITDA margin of approximately 38%, meaning our strategic plan is on track. We also continued to generate strong free cash flow, which we used in part to expand our footprint in North America and plan on entering additional new markets during the second half of the year.”

Mr. Olsson added, “We continue to execute on our strategic plan by refining and enhancing both our sales organization as well as our field operations. With another quarter behind us, we are even more confident on our stated expectations for 2014 of a year-over-year top-line growth rate and profitability exceeding that of 2013, resulting in increased free cash flow generation for the year.”

Mobile Mini, Inc. News Release	Page 2
July 30, 2014

Dividend

The Company’s regular quarterly cash dividend of $0.17 per share will be paid on September 3, 2014 to shareholders of record on August 20, 2014.

EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted diluted EPS, and free cash flow are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. Reconciliations of these measurements to the most directly comparable GAAP financial measures can be found later in this release.

Conference Call

Mobile Mini will host a conference call today, Wednesday, July 30, 2014, at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call and the reconciliation of non-GAAP financial measures used in the slide show to the most directly comparable GAAP financial measures will be posted at www.mobilemini.com on the Investors section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total lease fleet of over 213,000 portable storage containers and office units with 135 locations in the U.S., United Kingdom, and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

This news release contains forward-looking statements, including, but not limited to, our expectations regarding our ability to execute our strategic plan, growth and profitability, financial performance, ability to enter new markets, and increased free cash flow, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609
(480) 477-0241 www.mobilemini.com

(See Accompanying Tables)

Mobile Mini, Inc. News Release	Page 3
July 30, 2014

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)/(in thousands except per share data)/(includes effects of rounding)

	Three Months Ended June 30,		Three Months Ended June 30,
	2014 Actual	2014 Adjusted (1)	2013 Actual	2013 Adjusted (1)
Revenues:
Leasing	$98,041	$98,041	$88,032	$88,032
Sales	7,982	7,982	8,660	8,660
Other	510	510	443	443

Total revenues	106,533	106,533	97,135	97,135

Costs and expenses:
Cost of sales	5,379	5,379	5,518	5,518
Leasing, selling and general expenses (2)	68,149	68,116	57,259	57,259
Restructuring expenses (3)	1,731	—	343	—
Asset impairment charge, net (4)	274	—	40,237	—
Depreciation and amortization	9,305	9,305	8,784	8,784

Total costs and expenses	84,838	82,800	112,141	71,561

Income (loss) from operations	21,695	23,733	(15,006)	25,574
Other expense:
Interest expense	(7,097)	(7,097)	(7,439)	(7,439)

Income (loss) from continuing operations before income tax provision (benefit)	14,598	16,636	(22,445)	18,135
Income tax provision (benefit)	5,335	5,856	(8,126)	6,460

Income (loss) from continuing operations	9,263	10,780	(14,319)	11,675
Loss from discontinued operation, net of tax (5)	—	—	(62)	—

Net income (loss)	$9,263	$10,780	$(14,381)	$11,675

Earnings per share:
Basic:
Income (loss) from continuing operations	$0.20	$0.23	$(0.32)	$0.26
Loss from discontinued operation	—	—	—	—

Net Income (loss)	$0.20	$0.23	$(0.32)	$0.26

Diluted:
Income (loss) from continuing operations	$0.20	$0.23	$(0.32)	$0.25
Loss from discontinued operation	—	—	—	—

Net Income (loss)	$0.20	$0.23	$(0.32)	$0.25

Weighted average number of common and common share equivalents outstanding:
Basic	46,235	46,235	45,420	45,420

Diluted	47,027	47,027	45,420	46,018

EBITDA	$31,000	$36,015	$(6,222)	$38,101

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	In 2014, represents acquisition activity costs.
(3)	Restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	In 2014, represents the additional loss upon completion of sale (offset by gains upon completion of sale) of certain assets that were written down to fair value in the second quarter of 2013 and is excluded in the adjusted presentation.

In 2013, represents the impairment charge primarily for the write down on certain assets classified as held for sale and is excluded in the adjusted presentation.

(5)	Represents our Netherlands operation that was sold in December 2013 and reported as a discontinued operation.

Mobile Mini, Inc. News Release	Page 4
July 30, 2014

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)/(in thousands except per share data)/(includes effects of rounding)

	Six Months Ended June 30,		Six Months Ended June 30,
	2014 Actual	2014 Adjusted (1)	2013 Actual	2013 Adjusted (1)
Revenues:
Leasing	$192,121	$192,121	$172,907	$172,907
Sales	15,848	15,848	20,892	20,892
Other	968	968	848	848

Total revenues	208,937	208,937	194,647	194,647

Costs and expenses:
Cost of sales	10,932	10,932	14,005	14,005
Leasing, selling and general expenses (2)	136,505	136,466	110,137	110,137
Restructuring expenses (3)	2,316	—	718	—
Asset impairment charge, net (4)	557	—	40,237	—
Depreciation and amortization	18,450	18,450	17,544	17,544

Total costs and expenses	168,760	165,848	182,641	141,686

Income from operations	40,177	43,089	12,006	52,961
Other income (expense):
Interest expense	(14,084)	(14,084)	(14,974)	(14,974)
Foreign currency exchange	(1)	(1)	(1)	(1)

Income (loss) from continuing operations before income tax provision (benefit)	26,092	29,004	(2,969)	37,986
Income tax provision (benefit)	9,389	10,189	(769)	13,962

Income (loss) from continuing operations	16,703	18,815	(2,200)	24,024
Loss from discontinued operation, net of tax (5)	—	—	(139)	—

Net income (loss)	$16,703	$18,815	$(2,339)	$24,024

Earnings per share:
Basic:
Income (loss) from continuing operations	$0.36	$0.41	$(0.05)	$0.53
Loss from discontinued operation	—	—	—	—

Net Income (loss)	$0.36	$0.41	$(0.05)	$0.53

Diluted:
Income (loss) from continuing operations	$0.36	$0.40	$(0.05)	$0.52
Loss from discontinued operation	—	—	—	—

Net Income (loss)	$0.36	$0.40	$(0.05)	$0.52

Weighted average number of common and common share equivalents outstanding:
Basic	46,192	46,192	45,334	45,334

Diluted	46,932	46,932	45,334	45,876

EBITDA	$58,626	$68,679	$29,549	$75,883

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	In 2014, represents acquisition activity costs.
(3)	Restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	In 2014, represents the additional loss upon completion of sale (offset by gains upon completion of sale) of certain assets that were written down to fair value in the second quarter of 2013 and is excluded in the adjusted presentation.

In 2013, represents the impairment charge primarily for the write down on certain assets classified as held for sale and is excluded in the adjusted presentation.

(5)	Represents our Netherlands operation that was sold in December 2013 and reported as a discontinued operation.

Mobile Mini, Inc. News Release	Page 5
July 30, 2014

Mobile Mini, Inc.

Non-GAAP Reconciliations

(in thousands)

(includes effects of rounding)

	Reconciliation of Adjusted Measurements to Actuals Three Months Ended June 30, 2014
	As Adjusted (1)	Share-based compensation expense (2)	Restructuring expenses (3)	Acquisition expenses (4)	Asset impairment charge, net (5)	Actual
Revenues	$106,533	$—	$—	$—	$—	$106,533
EBITDA	$36,015	$(2,977)	$(1,731)	$(33)	$(274)	$31,000
EBITDA margin	33.8%	(2.8)%	(1.6)%	—	(0.3)%	29.1%
Operating income	$23,733	$—	$(1,731)	$(33)	$(274)	$21,695
Operating income margin	22.3%	—	(1.6)%	—	(0.3)%	20.4%
Pre tax income from continuing operations	$16,636	$—	$(1,731)	$(33)	$(274)	$14,598
Net income	$10,780	$—	$(1,328)	$(20)	$(169)	$9,263
Diluted earnings per share	$0.23	$—	$(0.03)	$—	$—	$0.20

	Reconciliation of Adjusted Measurements to Actuals Three Months Ended June 30, 2013
	As Adjusted (1)	Share-based compensation expense (2)	Restructuring expenses (3)	Asset impairment charge (5)	Loss from discontinued operation, net (6)	Actual
Revenues	$97,135	$—	$—	$—	$—	$97,135
EBITDA	$38,101	$(3,743)	$(343)	$(40,237)	$—	$(6,222)
EBITDA margin	39.2%	(3.9)%	(0.4)%	(41.4)%	—	(6.4)%
Operating income (loss)	$25,574	$—	$(343)	$(40,237)	$—	$(15,006)
Operating income (loss) margin	26.3%	—	(0.4)%	(41.4)%	—	(15.4)%
Pre tax income (loss) from continuing operations	$18,135	$—	$(343)	$(40,237)	$—	$(22,445)
Net income (loss)	$11,675	$—	$(212)	$(25,782)	$(62)	$(14,381)
Diluted earnings (loss) per share	$0.25	$—	$(0.01)	$(0.56)	$—	$(0.32)

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	Represents non-cash share-based expense associated with the granting of equity instruments and is excluded in the adjusted presentation.
(3)	Restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	In 2014, represents acquisition activity costs.
(5)	In 2014, represents the additional loss upon completion of sale (offset by gains upon completion of sale) of certain assets that were written down to fair value in the second quarter of 2013 and is excluded in the adjusted presentation.

In 2013, represents the impairment charge primarily for the write down on certain assets classified as held for sale and is excluded in the adjusted presentation.

(6)	In 2013, represents our Netherlands operation that was sold in December 2013 and reported as a discontinued operation.

Mobile Mini, Inc. News Release	Page 6
July 30, 2014

Mobile Mini, Inc.

Non-GAAP Reconciliations

(in thousands)

(includes effects of rounding)

	Reconciliation of Adjusted Measurements to Actuals Six Months Ended June 30, 2014
	As Adjusted (1)	Share-based compensation expense (2)	Restructuring expenses (3)	Acquisition expenses (4)	Asset impairment charge, net (5)	Actual
Revenues	$208,937	$—	$—	$—	$—	$208,937
EBITDA	$68,679	$(7,141)	$(2,316)	$(39)	$(557)	$58,626
EBITDA margin	32.9%	(3.4)%	(1.1)%	—	(0.3)%	28.1%
Operating income	$43,089	$—	$(2,316)	$(39)	$(557)	$40,177
Operating income margin	20.6%	—	(1.1)%	—	(0.3)%	19.2%
Pre tax income from continuing operations	$29,004	$—	$(2,316)	$(39)	$(557)	$26,092
Net income	$18,815	$—	$(1,723)	$(23)	$(366)	$16,703
Diluted earnings per share	$0.40	$—	$(0.04)	$—	$—	$0.36

	Reconciliation of Adjusted Measurements to Actuals Six Months Ended June 30, 2013
	As Adjusted (1)	Share-based compensation expense (2)	Restructuring expenses (3)	Asset impairment charge (5)	Loss from discontinued operation, net (6)	Actual
Revenues	$194,647	$—	$—	$—	$—	$194,647
EBITDA	$75,883	$(5,379)	$(718)	$(40,237)	$—	$29,549
EBITDA margin	39.0%	(2.8)%	(0.4)%	(20.7)%	—	15.2%
Operating income	$52,961	$—	$(718)	$(40,237)	$—	$12,006
Operating income margin	27.2%	—	(0.4)%	(20.7)%	—	6.2%
Pre tax income (loss) from continuing operations	$37,986	$—	$(718)	$(40,237)	$—	$(2,969)
Net income (loss)	$24,024	$—	$(442)	$(25,782)	$(139)	$(2,339)
Diluted earnings (loss) per share	$0.52	$—	$(0.01)	$(0.56)	$—	$(0.05)

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	Represents non-cash share-based expense associated with the granting of equity instruments and is excluded in the adjusted presentation.
(3)	Restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	In 2014, represents acquisition activity costs.
(5)	In 2014, represents the additional loss upon completion of sale (offset by gains upon completion of sale) of certain assets that were written down to fair value in the second quarter of 2013 and is excluded in the adjusted presentation.

In 2013, represents the impairment charge primarily for the write down on certain assets classified as held for sale and is excluded in the adjusted presentation.

(6)	In 2013, represents our Netherlands operation that was sold in December 2013 and reported as a discontinued operation.

Mobile Mini, Inc. News Release	Page 7
July 30, 2014

Mobile Mini, Inc.

Non-GAAP Reconciliations

(in thousands)/(includes effects of rounding)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of EBITDA to net cash provided by operating activities:
EBITDA	$31,000	$(6,222)	$58,626	$29,549
Discontinued operation	—	(22)	—	(44)
Interest paid	(10,131)	(10,829)	(12,291)	(13,221)
Income and franchise taxes paid	(689)	(698)	(778)	(785)
Share-based compensation expense	2,977	3,743	7,141	5,379
Asset impairment charge, net	274	39,704	557	39,704
Gain on sale of lease fleet units	(784)	(2,381)	(2,495)	(5,448)
Loss on disposal of property, plant and equipment	287	90	359	62
Changes in certain assets and liabilities, net of effect of businesses acquired:
Receivables	(2,585)	(1,712)	(1,260)	(822)
Inventories	(173)	(848)	55	(1,602)
Deposits and prepaid expenses	(580)	254	(1,856)	(417)
Other assets and intangibles	(6)	(103)	(11)	(7)
Accounts payable and accrued liabilities	2,883	4,441	1,238	(334)

Net cash provided by operating activities	$22,473	$25,417	$49,285	$52,014

Reconciliation of net income (loss) to EBITDA and adjusted EBITDA:
Net income (loss)	$9,263	$(14,381)	$16,703	$(2,339)
Loss from discontinued operation, net of tax	—	62	—	139
Interest expense	7,097	7,439	14,084	14,974
Income tax provision (benefit)	5,335	(8,126)	9,389	(769)
Depreciation and amortization	9,305	8,784	18,450	17,544

EBITDA	31,000	(6,222)	58,626	29,549
Share-based compensation expense	2,977	3,743	7,141	5,379
Restructuring expenses	1,731	343	2,316	718
Acquisition expenses	33	—	39	—
Asset impairment charge, net	274	40,237	557	40,237

Adjusted EBITDA	$36,015	$38,101	$68,679	$75,883

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$22,473	$25,417	$49,285	$52,014
Additions to lease fleet, excluding acquisitions	(4,072)	(7,970)	(8,150)	(14,297)
Proceeds from sale of lease fleet units	6,392	6,049	12,019	15,929
Additions to property, plant and equipment	(2,113)	(5,374)	(4,741)	(9,654)
Proceeds from sale of property, plant and equipment	543	237	1,451	458

Net capital proceeds (expenditures), excluding acquisitions	750	(7,058)	579	(7,564)

Free cash flow	$23,223	$18,359	$49,864	$44,450

Mobile Mini, Inc. News Release	Page 8
July 30, 2014

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands except par value data)/(Includes effects of rounding)

	June 30, 2014	December 31, 2013
	(unaudited)	(audited)
ASSETS
Cash	$568	$1,256
Receivables, net	55,291	53,104
Inventories	18,760	18,744
Lease fleet, net	980,356	979,276
Property, plant and equipment, net	90,155	85,153
Assets held for sale	—	980
Deposits and prepaid expenses	8,025	6,116
Other assets and intangibles, net	12,659	13,523
Goodwill	527,660	519,222

Total assets	$1,693,474	$1,677,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$21,688	$18,862
Accrued liabilities	56,783	65,308
Lines of credit	300,125	319,314
Obligations under capital leases	15,302	8,781
Senior Notes	200,000	200,000
Deferred income taxes	219,267	209,565

Total liabilities	813,165	821,830

Commitments and contingencies
Stockholders’ equity:
Preferred stock: $.01 par value, 20,000 shares authorized, none issued	—	—
Common stock: $.01 par value, 95,000 shares authorized, 48,881 issued and 46,685 outstanding at June 30, 2014 and 48,810 issued and 46,626 outstanding at December 31, 2013	489	488
Additional paid-in capital	559,590	550,387
Retained earnings	368,536	359,778
Accumulated other comprehensive loss	(8,174)	(15,440)
Treasury stock, at cost, 2,196 and 2,184 shares at June 30, 2014 and December 31, 2013, respectively	(40,132)	(39,669)

Total stockholders’ equity	880,309	855,544

Total liabilities and stockholders’ equity	$1,693,474	$1,677,374

Mobile Mini, Inc. News Release	Page 9
July 30, 2014

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)/(in thousands)/(includes effects of rounding)

	Six Months Ended June 30,
	2014	2013
Cash Flows From Operating Activities:
Net income (loss)	$16,703	$(2,339)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Asset impairment charge, net	557	39,704
Provision for doubtful accounts	1,349	715
Amortization of deferred financing costs	1,405	1,405
Amortization of long-term liabilities	83	86
Share-based compensation expense	7,141	5,379
Depreciation and amortization	18,450	17,644
Gain on sale of lease fleet units	(2,495)	(5,448)
Loss on disposal of property, plant and equipment	359	62
Deferred income taxes	9,189	(980)
Foreign currency transaction loss	1	1
Changes in certain assets and liabilities, net of effect of businesses acquired:
Receivables	(2,609)	(1,537)
Inventories	55	(1,602)
Deposits and prepaid expenses	(1,856)	(417)
Other assets and intangibles	(11)	(7)
Accounts payable	2,431	1,433
Accrued liabilities	(1,467)	(2,085)

Net cash provided by operating activities	49,285	52,014

Cash Flows From Investing Activities:
Cash paid for businesses acquired	(16,260)	—
Additions to lease fleet	(8,150)	(14,297)
Proceeds from sale of lease fleet units	12,019	15,929
Additions to property, plant and equipment	(4,741)	(9,654)
Proceeds from sale of property, plant, and equipment	1,451	458

Net cash used in investing activities	(15,681)	(7,564)

Cash Flows From Financing Activities:
Net repayments under lines of credit	(19,189)	(53,128)
Principal payments on notes payable	—	(265)
Principal payments on capital lease obligations	(766)	(191)
Issuance of common stock	2,062	6,395
Dividend payments	(15,719)	—
Purchase of treasury stock	(463)	—

Net cash used in financing activities	(34,075)	(47,189)

Effect of exchange rate changes on cash	(217)	1,436

Net decrease in cash	(688)	(1,303)
Cash at beginning of period	1,256	1,937

Cash at end of period	$568	$634

Supplemental Disclosure of Cash Flow Information:
Equipment acquired through capital lease and financing obligations	$7,286	$—

Mobile Mini, Inc. News Release	Page 10
July 30, 2014

The sale of our Netherlands operation in 2013 is reflected in the financial data herein as a discontinued operation.

This news release includes the financial measures “EBITDA”, “adjusted EBITDA”, “EBITDA margin”, “adjusted EBITDA margin”, “adjusted SG&A”, “adjusted net income”, “adjusted diluted earnings per share” and “free cash flow.” These measurements are deemed “non-GAAP financial measures” under rules of the SEC, including Regulation G. This non-GAAP financial information may be determined or calculated differently by other companies.

EBITDA is defined as net income before discontinued operation, net of taxes, interest expense, income taxes, depreciation and amortization, and, if applicable, debt restructuring or extinguishment costs, including any write-off of deferred financing costs. We further adjust EBITDA to exclude non-cash share-based compensation expense and to ignore the effect of what we consider transactions or events not related to our core business to arrive at adjusted EBITDA. The GAAP financial measure that is most directly comparable to EBITDA is net cash provided by operating activities. EBITDA and adjusted EBITDA margins are calculated by dividing consolidated EBITDA and adjusted EBITDA by total revenues. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues. We present adjusted EBITDA and adjusted EBITDA margin because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and they provide an overall evaluation of our financial condition. We include adjusted EBITDA in this earnings announcement to provide transparency to investors. Adjusted EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of our profitability or our liquidity. EBITDA margin is presented along with the operating margin so as not to imply that more emphasis should be placed on it than the corresponding GAAP measure.

Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable GAAP financial measure. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, debt service obligations, pay authorized quarterly dividends and strategic acquisitions.

Adjusted SG&A, adjusted net income and adjusted diluted earnings per share permit a comparative assessment of our SG&A expenses, net income and diluted earnings per share by excluding certain one-time expenses and restructuring expenses to make a more meaningful comparison of our operating performance.

Earlier in this release, we provided a reconciliation of these adjusted measurements to actual results along with a reconciliation of EBITDA to net cash provided by operating activities, net income to EBITDA and adjusted EBITDA and net cash provided by operating activities to free cash flow.